As filed with the U.S. Securities and Exchange Commission on February 6, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FAT Brands Inc.

(Exact name of Registrant as specified in its charter)

Delaware	82-1302696
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9720 Wilshire Blvd., Suite 500

Beverly Hills, California 90212

(310) 319-1850

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kenneth J. Kuick

Co-Chief Executive Officer

FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, California 90212

(310) 319-1850

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Allen Z. Sussman, Esq. General Counsel FAT Brands Inc. 9720 Wilshire Blvd, Suite 500 Beverly Hills, California 90212 Tel: (310) 319-1850	Mark J. Kelson, Esq. William Wong, Esq. Greenberg Traurig, LLP 1840 Century Park East, Suite 1900 Los Angeles, California 90067 Tel: (310) 586-7700 Fax: (310) 586-7800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offer, solicitation, or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2025

PROSPECTUS

FAT Brands Inc.

2,259,354 Shares of Class A Common Stock

This prospectus relates to the resale of up to an aggregate of 2,259,354 shares (which we refer to as the “Shares”) of Class A Common Stock, par value $0.0001 per share (which we refer to as our “Class A Common Stock”), of FAT Brands Inc., a Delaware corporation (which we refer to as our “Company”), that may be sold from time to time by the Selling Stockholder named in this prospectus (which we refer to as the “Selling Stockholder”).

The Shares were issued to an affiliate of the Selling Stockholder on July 22, 2021 and August 23, 2021 in connection with the acquisition by our Company of Global Franchise Group, LLC and its affiliated companies (which we refer to collectively as “GFG”) pursuant to the terms of a Stock Purchase Agreement, dated June 26, 2021, by and among our Company, LS GFG Holdings Inc. and LS Global Franchise L.P.

The Selling Stockholder may offer, resell or dispose of the Shares, or interests therein, from time to time as it may determine through public or private transactions, to or through underwriters, broker-dealers or agents, or through any other means described in the section of this prospectus entitled “Plan of Distribution”. We do not know when or in what amounts the Selling Stockholder may offer the Shares for sale. The prices at which the Selling Stockholders may sell the Shares may be at fixed prices, at prevailing market prices at the time of sale, or at prices negotiated with purchasers.

The Selling Stockholder will bear its own commissions and discounts, if any, attributable to the sale or disposition of the Shares or interests therein. We will bear all costs, expenses, and fees in connection with the registration of the resale of the Shares. We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

Our Class A Common Stock is traded on the Nasdaq Capital Market under the symbol “FAT”. On February 5, 2025, the closing price of our Class A Common Stock on the Nasdaq Capital Market was $3.58.

Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” on page 6 and the information referred to therein for a discussion of risks applicable to our Company and an investment in our Class A Common Stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ,                      2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) using a “shelf” registration process. Under this shelf registration statement, the Selling Stockholder named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus and the documents incorporated by reference herein include important information about our Company, the shares of Class A Common Stock being offered by the Selling Stockholder, and other information you should carefully consider before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in that particular prospectus supplement.

This prospectus does not contain all the information provided in the registration statement that we have filed with the SEC. You should read this prospectus together with the additional information about our Company described in the sections entitled “Information Incorporated by Reference” and “Where You Can Find Additional Information”. You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not, and the Selling Stockholder has not, authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus, and information that we have incorporated by reference into this prospectus is accurate only as of the date of the document so incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For purposes of this prospectus, references to the terms “FAT Brands”, our “Company”, “we”, “us”, and “our” refer to FAT Brands Inc. collectively with its subsidiaries, unless the context otherwise requires.

This prospectus and the information incorporated by reference herein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

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USE OF MARKET AND INDUSTRY DATA

This prospectus includes or incorporates by reference market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Our management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to or incorporated by reference in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to or incorporated by reference in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. Furthermore, references in or incorporated by reference in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (which we refer to as the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or board of directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates”, “predicts”, “projects”, “potential”, “outlook”, “could”, “will”, “may” or similar expressions.

Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions. Actual results may differ materially from those expressed in or implied by these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following, as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference herein:

●	our inability to generate sufficient cash to service our obligations;

●	our inability to manage our costs of operations;

●	our inability to manage our growth;

●	our inability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations;

●	our franchisees could take actions that could harm our business, including not accurately reporting sales;

●	our inability to maintain good relationships with our franchisees;

●	our inability to successfully add franchisees, brands and new stores, and timely develop and expand our operations;

●	our inability to protect our brands and reputation;

●	our ability to adequately protect our intellectual property;

●	success of our advertising and marketing campaigns;

●	our inability to protect against security breaches of confidential guest information;

●	our business model being susceptible to litigation;

●	competition from other restaurants;

●	shortages or interruptions in the supply or delivery of food products;

●	our vulnerability to increased food commodity costs;

●	our failure to prevent food safety and food-borne illness incidents;

●	changes in consumer tastes and nutritional and dietary trends;

●	uncertainties surrounding the impact of global and domestic economic conditions on consumer discretionary spending;

●	our dependence on key executive management;

●	our inability to identify qualified individuals for our workforce;

●	our vulnerability to labor costs;

●	our inability to comply with governmental regulations;

●	violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws; and

●	control of our Company by Fog Cutter Holdings, LLC.

You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events except to the extent required by applicable law. Please see the sections entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement, and other risks and uncertainties detailed in our other reports and filings with the SEC. If a change occurs, our business, financial condition, liquidity, cash flows and results of operations may vary materially from those expressed in or implied by our forward-looking statements. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those events or the manner in which they may affect us. Except as required by applicable law, we do not plan to update or revise any forward-looking statements contained in this prospectus, whether as a result of any new information, future events or otherwise.

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DESCRIPTION OF FAT BRANDS INC.

Our Company

FAT Brands Inc. is a leading multi-brand restaurant company that develops, markets, acquires, and manages quick service, fast casual, casual dining, and polished casual dining restaurant concepts around the world. We operate primarily as a franchisor of restaurants, where we generally do not own or operate the restaurant locations but rather generate revenue by charging franchisees an initial franchise fee as well as ongoing royalties. This “asset light” franchisor model provides us with the opportunity for strong profit margins and an attractive free cash flow profile while minimizing restaurant operating company risk, such as long-term real estate commitments or capital investments. For some of our brands, we also directly own and operate restaurant locations, in addition to franchising restaurants. Our scalable management platform enables us to add new stores and restaurant concepts to our portfolio with minimal incremental corporate overhead cost, while taking advantage of significant corporate overhead synergies. The expansion of our existing brands, as well as the acquisition of additional brands and restaurant concepts, are key elements of our growth strategy. In addition to our restaurant operations, we also own and operate a manufacturing and production facility in Atlanta, Georgia, which supplies our franchisees with cookie dough, pretzel dry mix, and other ancillary products.

Our Concepts

As of the date of this prospectus, we and, with respect to the restaurant brands in our Polished Casual Dining category, our subsidiary, Twin Hospitality Group Inc., are the owner and franchisor of the following restaurant brands in four main categories – Quick Service, Fast Casual, Casual Dining, and Polished Casual Dining.

Quick Service

●	Round Table Pizza. Round Table Pizza is the franchisor of quick service restaurants located primarily in California and the western United States. Round Table pizzas are made with fresh dough and offered in a variety of original flavors and pizza combinations. Customers also have the option to create their own pizzas. Round Table Pizza includes three restaurant formats – Traditional, Clubhouse and Delivery Only.

●	Marble Slab Creamery. Marble Slab Creamery is a purveyor of hand-mixed ice cream. Founded in 1983, Marble Slab was an innovator of the frozen slab technique where customers select a variety of items to be mixed into their ice cream or frozen yogurt on a chilled marble slab. Marble Slab ice cream is made in small batches in franchise locations using ingredients from around the world and dairy from local farms. Marble Slab has locations in the United States, Canada, Bahrain, Bangladesh, Guam, Kuwait, Pakistan, Puerto Rico, and Saudi Arabia.

●	Great American Cookies. Great American Cookies (which we refer to as “GAC”) was founded in Atlanta, Georgia in 1977 as a single store which relied upon a single chocolate chip cookie recipe. In 1978, GAC began its franchise operations and introduced a complete line of cookies and brownies. Over the last 30 years, GAC further increased its presence in malls throughout the United States and significantly expanded its product offerings. GAC is known for its signature Cookie Cakes, signature flavors and menu of gourmet products baked fresh in store. GAC has franchised stores in the United States, Bahrain, Guam, and Saudi Arabia.

●	Hot Dog on a Stick. Hot Dog on a Stick (which we refer to as “HDOS”) is the franchisor of quick service restaurants primarily located in regional malls in California and the western United States. HDOS founder Dave Barnham opened his first hot dog stand in Santa Monica, California in 1946. HDOS offers its turkey frank dipped in batter and cooked in canola oil, along with fresh squeezed lemonade, hot dog in a bun, cheese on a stick, funnel cake sticks, and french fries.

●	Pretzelmaker. Pretzelmaker and Pretzel Time are franchised concepts that specialize in offering hand-rolled soft pretzels, innovative soft pretzel products, dipping sauces, and beverages. Retail locations are primarily located in shopping malls and other types of shopping centers. The brands were founded independently of each other in 1991, united under common ownership in 1998, and consolidated in 2008 to become the new Pretzelmaker.

●	Fazoli’s. Founded in 1988 in Lexington, Kentucky, Fazoli’s is an Italian restaurant chain known for its fast and fresh premium quality Italian food, including freshly prepared pasta entrees, Submarinos® sandwiches, salads, pizzas, desserts, and unlimited signature breadsticks.

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Fast Casual

●	Fatburger. Founded in Los Angeles, California in 1947, Fatburger (The Last Great Hamburger Stand) has, throughout its history, maintained its reputation as an iconic, all-American, Hollywood favorite hamburger restaurant serving a variety of freshly made-to-order and customizable Fatburgers, Turkeyburgers, Chicken Sandwiches, Impossible™ Burgers, Veggieburgers, french fries, onion rings, soft-drinks and milkshakes.

●	Johnny Rockets. Founded in 1986 on iconic Melrose Avenue in Los Angeles, California, Johnny Rockets is a world-renowned, international restaurant franchise that offers high quality, innovative menu items including Certified Angus Beef® cooked-to-order hamburgers, Boca Burger®, chicken sandwiches, crispy fries and rich, delicious hand-spun shakes and malts. This dynamic lifestyle brand offers friendly service and upbeat music contributing to the chain’s signature atmosphere of relaxed, casual fun.

●	Elevation Burger. Established in Northern Virginia in 2002, Elevation Burger is a fast-casual burger, fries, and shakes chain that provides its customers with healthier, “elevated” food options. Serving grass-fed beef, organic chicken, and french fries cooked using a proprietary olive oil-based frying method, Elevation maintains environmentally friendly operating practices, including responsible sourcing of ingredients, robust recycling programs intended to reduce its carbon footprint, and store décor constructed of eco-friendly materials.

●	Yalla Mediterranean. Founded in 2014, Yalla Mediterranean began as a Los Angeles, California based restaurant chain specializing in authentic, healthful, Mediterranean cuisine with an environmental conscience and focus on sustainability. The word “yalla”, which means “let’s go”, is embraced in every aspect of Yalla Mediterranean’s culture and is a key component of our concept, which is based on a healthful Mediterranean menu of wraps, plates and bowls in a fast-casual setting, with cuisine prepared fresh daily using, GMO-free, local ingredients. Due primarily to the COVID-19 pandemic and the emphasis on catering orders, all Yalla Mediterranean locations were closed during the pandemic. We are currently planning to redesign and reintroduce the brand with a rollout of new locations.

Casual Dining

●	Buffalo’s Cafe and Buffalo’s Express. Established in Roswell, Georgia in 1985, Buffalo’s Cafe (Where Everyone is Family) is a family-themed casual dining concept known for its chicken wings and 13 distinctive homemade wing sauces, burgers, wraps, steaks, salads and other classic American cuisine. Featuring a full bar and table service, Buffalo’s Cafe offers a distinctive dining experience affording friends and family the flexibility to share an intimate dinner together or to casually watch sporting events while enjoying extensive menu offerings. Beginning in 2011, Buffalo’s Express was developed and launched as a fast-casual, smaller footprint variant of Buffalo’s Cafe offering a limited version of the full menu with an emphasis on chicken wings, wraps and salads. Current Buffalo’s Express outlets are co-branded with Fatburger locations, providing our franchisees with complementary concepts that share kitchen space and result in a higher average unit volume (compared to stand-alone Fatburger locations).

●	Hurricane Grill & Wings. Founded in Fort Pierce, Florida in 1995, Hurricane Grill & Wings is a tropical beach themed casual dining restaurant known for its fresh, jumbo, chicken wings, 35 signature sauces, burgers, bowls, tacos, salads and sides. Featuring a full bar and table service, Hurricane Grill & Wings’ laid-back, casual, atmosphere affords family and friends the flexibility to enjoy dining experiences together regardless of the occasion. The acquisition of Hurricane Grill & Wings has been complementary to FAT Brands’ existing portfolio chicken wing brands, Buffalo’s Cafe and Buffalo’s Express.

●	Ponderosa Steakhouse / Bonanza Steakhouse. Ponderosa Steakhouse, founded in 1965, and Bonanza Steakhouse, founded in 1963, offer the quintessential American steakhouse experience. Ponderosa and Bonanza Steakhouses offer guests a high-quality buffet and broad array of great tasting, affordably priced steak, chicken and seafood entrées. Buffets at Ponderosa and Bonanza Steakhouses feature a large variety of all you can eat salads, soups, appetizers, vegetables, breads, hot main courses, and desserts. An additional variation of the brand, Bonanza Steak & BBQ, offers a full-service steakhouse with fresh farm-to-table salad bar and a menu showcasing flame-grilled USDA steaks and house-smoked BBQ, with contemporized interpretations of traditional American classics.

●	Native Grill & Wings. Based in Chandler, Arizona, Native Grill & Wings is a family-friendly sports grill with locations in Arizona, Illinois, and Texas. Native Grill & Wings serves over 20 wing flavors that guests can order by the individual wing, as well as an extensive menu of pizza, burgers, sandwiches and salads.

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Polished Casual Dining

The Twin Peaks and Smokey Bones brands are owned through and operated by our subsidiary, Twin Hospitality Group Inc. (which we refer to as “Twin Hospitality”). In January 2025, we distributed approximately 5% of the fully-diluted shares of Class A Common Stock of Twin Hospitality to our common stockholders (which we refer to as the “Spin-Off”). Following the Spin-Off, Twin Hospitality became a standalone publicly traded company, and its Class A Common Stock began trading on the Nasdaq Global Market under the ticker symbol “TWNP”. We retained the remaining shares of Class A Common Stock and all of the shares of Class B Common Stock of Twin Hospitality outstanding immediately following the Spin-Off, and we will continue to consolidate our financial statements with Twin Hospitality as required under generally accepted accounting principles.

●	Twin Peaks. Founded in 2005 in Dallas, Texas, Twin Peaks is a leading sports lodge-themed restaurant chain known for its scratch made food, 29-degree cold beer, and all-female wait staff. Each Twin Peaks restaurant features a sports viewing experience in a comfortable mountain lodge atmosphere with a customized sports programming package provided by DirecTV. Menu items include smashed and seared to order burgers, in-house smoked ribs, street tacos, and hand-breaded chicken wings. Twin Hospitality currently franchises, and also directly owns and operates, Twin Peaks restaurants in various states in the United States, and Twin Hospitality has three franchised Twin Peaks restaurants located in Mexico.

●	Smokey Bones. Smokey Bones Bar & Fire Grill is a full-service restaurant chain delivering great barbecue, award-winning ribs, perfectly seared steaks, and memorable moments in approximately 60 locations across 16 states. Smokey Bones offers a variety of meats that are slow-smoked, fire-grilled, and available for dine-in, pick-up, online ordering, catering, and delivery. Smokey Bones serves lunch, dinner, and late night, and has a full bar featuring a variety of bourbons and whiskeys, a selection of domestic, import and local craft beers, and several signature handcrafted cocktails.

Corporate Information

FAT Brands Inc. was incorporated as a Delaware corporation on March 21, 2017. Our corporate headquarters are located at 9720 Wilshire Blvd., Suite 500, Beverly Hills, California 90212. Our main telephone number is (310) 319-1850. Our principal Internet website address is www.fatbrands.com. The information on our website is not incorporated by reference into, or a part of, this prospectus.

Controlled Company Status

As a majority of the outstanding voting power of our capital stock is held by one entity, Fog Cutter Holdings LLC, we are therefore considered a “controlled company” under the corporate governance rules of The Nasdaq Stock Market LLC (which we refer to as “Nasdaq”). Under these rules, we are not required to have a majority of our board of directors (which we refer to as our “Board of Directors”) be independent, nor are we required to have a compensation committee or an independent nominating function.

From the inception of our Company in 2017 until March 2023, a majority of our Board of Directors was independent and we had a standalone, fully independent compensation committee and nominating committee. In March 2023, the Board of Directors was refreshed and expanded to ten persons, and all four members (Andrew Wiederhorn, Mason Wiederhorn, Taylor Wiederhorn, and Thayer Wiederhorn) of the board of managers of our majority stockholder joined our Board of Directors. Since March 2023, the size of our Board of Directors was expanded to 14 members and additional independent directors were appointed. Our Board of Directors meets frequently, with scheduled Board meetings generally held every two weeks. Currently, seven of the 14 directors on our Board of Directors are considered independent within the meaning of the applicable rules and regulations of the SEC and the director independence standards of Nasdaq.

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Our Board of Directors believes that our Company and our stockholders are best served by our current leadership structure because it is valuable to have on our Board of Directors the breadth of experience and depth of knowledge of our founder and Chairman and senior operations team, balanced by our independent directors, who are led by our lead independent director, and our fully independent Audit Committee. While oversight of our Company is the responsibility of our Board of Directors as a whole, our founder and Chairman is most familiar with our business, strategy and complex financing arrangements, and as Chairman of our Board of Directors is best positioned to focus the agenda of our Board of Directors on the key issues facing our Company. As a controlled company, we believe that the structure of our Board of Directors provides an appropriate balance of management leadership and independent non-management oversight.

Director Candidates

In light of our status as a controlled company, our Board of Directors has determined not to establish an independent nominating committee nor to have our independent directors solely exercise the nominating function, and instead, our Board of Directors has elected to have our entire Board of Directors be directly responsible for nominating members to our Board of Directors. In considering whether to nominate candidates for election to our Board of Directors, our Board of Directors considers each nominee’s qualifications, including business acumen and experience, knowledge of our business and industry, and ability to act in the best interests of our Company. Our Board of Directors does not set specific minimum qualifications or assign specific weights to particular criteria, and no particular criteria is a prerequisite for a prospective nominee. Additionally, due to our status as a controlled company, we do not have a formal policy with respect to the consideration of director candidates recommended by our stockholders.

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THE OFFERING

This prospectus relates to the resale of up to an aggregate of 2,259,354 shares of our Class A Common Stock that may be sold from time to time by the Selling Stockholder named in this prospectus.

Shares of Class A Common Stock outstanding immediately prior to the offering	16,225,696 shares(1)

Shares of Class A Common Stock offered by the Selling Stockholder	2,259,354 shares

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of our Class A Common Stock by the Selling Stockholder pursuant to this prospectus.

See “Reasons for the Offer and Use of Proceeds” on page 7 of this prospectus.

Transfer Agent and Registrar	VStock Transfer, LLC

Nasdaq Capital Market Symbol	“FAT”

Risk Factors	Investing in shares of our Class A Common Stock involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus and under similar sections in the documents we incorporate by reference into this prospectus for a discussion of factors you should consider carefully before making an investment decision.

(1)	The number of shares of our Class A Common Stock outstanding immediately prior to this offering is based on 16,225,696 shares of our Class A Common Stock outstanding as of February 5, 2025, and excludes as of such date an aggregate of (i) 438,563 shares of our Class A Common Stock issuable upon the exercise of outstanding warrants at an exercise price of $0.00 per share, (ii) 3,151,421 shares of our Class A Common Stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $9.15 per share, and (iii) 1,548,579 additional shares of our Class A Common Stock reserved for issuance under our Amended and Restated 2017 Omnibus Equity Incentive Plan.

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RISK FACTORS

Investing in shares of our Class A Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks discussed or incorporated by reference into this prospectus, together with all of the other information appearing in or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. You should also carefully consider the risks, uncertainties and assumptions described under “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus. Such discussion may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including our Quarterly Reports on Form 10-Q. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

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REASONS FOR THE OFFER AND USE OF PROCEEDS

We are required under the terms of the Stock Purchase Agreement, dated June 26, 2021, by and among our Company, LS GFG Holdings Inc. and LS Global Franchise L.P., to file a registration statement on Form S-3, of which this prospectus is a part, to cover the resale of the Shares, which were issued to an affiliate of the Selling Stockholder in connection with our acquisition of GFG.

The shares of our Class A Common Stock being offered by this prospectus are solely for the account of the Selling Stockholder. We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder pursuant to this prospectus. The net proceeds from the sales of the Shares offered pursuant to this prospectus will be received by the Selling Stockholder.

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SELLING STOCKHOLDER

We are registering the resale of an aggregate of 2,259,354 shares of our Class A Common Stock (which we refer to as the “Shares”) by the Selling Stockholder named below, including its pledgees, donees, assignees and other successors-in-interest that receive Shares from the Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus, in order for them to resell the Shares when and as they deem appropriate in the manner described in the section entitled “Plan of Distribution”. The following table sets forth:

●	the name and address of the Selling Stockholder;

●	the number of shares of Class A Common Stock that the Selling Stockholder beneficially owned prior to the offering for resale of the Shares under this prospectus,

●	the maximum number of Shares that may be offered for resale for the account of the Selling Stockholder under this prospectus, and

●	the number and percentage of shares of Class A Common Stock to be beneficially owned by the Selling Stockholder after the offering and sale of the Shares (assuming all of the offered Shares are sold by the Selling Stockholder pursuant to this prospectus).

The Shares were issued to an affiliate of the Selling Stockholder on July 22, 2021 and August 23, 2021 in connection with the acquisition by our Company of Global Franchise Group, LLC and its affiliated companies pursuant to the terms of a Stock Purchase Agreement, dated June 26, 2021, by and among our Company, LS GFG Holdings Inc. and LS Global Franchise L.P. (which we refer to as the “Stock Purchase Agreement”). Under the Stock Purchase Agreement, we agreed to file a registration statement, of which this prospectus is a part, covering the resale of the Shares.

None of the Selling Stockholder or its affiliates has been an officer or director of our Company or any of our predecessors or affiliates within the last three years, nor has the Selling Stockholder had a material relationship with us within the last three years, other than pursuant to the transactions contemplated by the Stock Purchase Agreement. The Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer who should be identified as an underwriter.

The Selling Stockholder may offer for sale all or part of the Shares from time to time. The table below assumes that the Selling Stockholder will sell all of the Shares offered for sale. The Selling Stockholder is under no obligation, however, to sell any Shares pursuant to this prospectus.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by the Selling Stockholder and the percentage ownership of the Selling Stockholder, securities that are currently convertible or exercisable into shares of our Class A Common Stock, or convertible or exercisable within 60 days following the date of this prospectus, are deemed beneficially owned by the Selling Stockholder.

Name of Selling Stockholder	Number of Shares of Class A Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares to be Sold		Number of Shares of Class A Common Stock Beneficially Owned After the Offering	Percentage Ownership After Offering
HOT GFG LLC(1)	2,259,354	(1)	2,259,354	(1)	0	0%

(1)	Represents shares held of record by HOT GFG LLC. Ms. Rachel Serruya is the managing member of HOT GFG LLC, and as such, Ms. Rachel Serruya may be deemed to have voting and investment power over the shares of Class A Common Stock held by HOT GFG LLC. The address for each of HOT GFG LLC and Ms. Rachel Serruya is 1179 Katella Street, Laguna Beach, California 92651-3521.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares being offered under this prospectus on any stock exchange, market or trading facility on which shares of our Class A Common Stock are traded, or in private transactions. These sales may be at fixed prices, negotiated prices, market prices prevailing at the time of sale, or prices related to prevailing market prices. The Selling Stockholder may use any one or more of the following methods when selling or disposing of the Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

●	firm commitment underwritten transactions;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The Shares may also be sold under Rule 144 under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), if available for the Selling Stockholder, rather than pursuant to this prospectus. The Selling Stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Stockholder may pledge its Shares to its brokers under the margin provisions of customer agreements. If the Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Shares.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales of the Shares. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales of Shares.

The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

9

The Selling Stockholder and any other persons participating in the sale or distribution of the Shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and the rules and regulations promulgated thereunder, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the Shares.

If any of the Shares offered for sale under this prospectus are transferred other than pursuant to a sale pursuant to this prospectus, then subsequent holders cannot use this prospectus until a prospectus supplement or post-effective amendment to the registration statement to which this prospectus is a part is filed, naming such holders. We offer no assurance as to whether the Selling Stockholder will sell all or any portion of the Shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the resale of the Shares being offered under this prospectus. However, the Selling Stockholder and purchaser are responsible for paying any discounts, commissions, and similar selling expenses it incurs.

We and the Selling Stockholder have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the applicable registration or qualification requirements is available and complied with.

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DESCRIPTION OF OUR CLASS A COMMON STOCK

The following summary of the terms of our Class A Common Stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation, including all amendments thereto (which we refer to as our “Certificate of Incorporation”), and our Amended and Restated Bylaws (which we refer to as our “Bylaws”), copies of which are filed as exhibits to the registration statement to which this prospectus is a part and are incorporated by reference herein. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

General

Under our Certificate of Incorporation, the aggregate number of shares of all classes of capital stock which we have authority to issue is 66,600,000 shares, consisting of (i) 50,000,000 shares of Class A Common Stock, par value $0.0001 per share, (ii) 1,600,000 shares of Class B Common Stock, par value $0.0001 per share (which we refer to as our “Class B Common Stock”, and together with our Class A Common Stock, our “Common Stock”), and (iii) 15,000,000 shares of preferred stock, par value $0.0001 per share, of which 11,500,000 shares have been designated as non-voting 8.25% Series B Cumulative Preferred Stock (which we refer to as our “Series B Cumulative Preferred Stock”).

Our Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “FAT”. As of February 5, 2025, 16,225,696 shares of our Class A Common Stock were issued and outstanding.

Voting Rights

Holders of our Class A Common Stock are entitled to cast one vote per share of Class A Common Stock, and holders of our Class B Common Stock are entitled to cast 2,000 votes per share of Class B Common Stock. The holders of shares of our Class A Common Stock and the holders of shares of our Class B Common Stock will at all times vote together as a single class. Holders of our Common Stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to our Certificate of Incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares entitled to vote, voting together as a single class.

Dividend Rights

Holders of our Class A Common Stock are entitled to share ratably (based on the number of shares of Class A Common Stock held), along with holders of our Class B Common Stock, if and when any dividend is declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. No dividend may be paid on one class of Common Stock unless a dividend is paid simultaneously on the other class of Common Stock.

Liquidation Rights

On our liquidation, dissolution or winding up, each holder of our Common Stock will be entitled to a pro rata distribution of any assets available for distribution to holders of our Common Stock.

Other Matters

No shares of Common Stock are subject to redemption or have preemptive rights to purchase additional shares of Common Stock. There are no redemption or sinking fund provisions applicable to our Common Stock. All outstanding shares of our Common Stock, including the Shares being offering for sale by the Selling Stockholder under this prospectus, are fully paid and nonassessable.

The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, including our Series B Cumulative Preferred Stock and any series of preferred stock which we may designate in the future.

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Preferred Stock

Our Certificate of Incorporation provides that our Board of Directors has the authority, without action by the stockholders, to designate and issue up to 15,000,000 shares of preferred stock in one or more classes or series, and to fix the powers, rights, preferences, and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of our Common Stock. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Common Stock by restricting dividends available for common stockholders, diluting the voting power of our Common Stock, or subordinating the liquidation rights of our Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of shares of our Class A Common Stock.

In September 2019 we established, and in July 2020 we amended and restated, a series of preferred stock designated as our Series B Cumulative Preferred Stock. As of February 5, 2025, an aggregate of 8,305,898 shares of our Series B Cumulative Preferred Stock were issued and outstanding. See the reports we have filed with the SEC for a description of our Series B Cumulative Preferred Stock.

Exclusive Venue

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”) or our Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Anti-takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws, and Delaware Law

Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer, or discourage another party from acquiring control of our Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board of Directors the power to discourage acquisitions that some stockholders may favor.

NOL Protective Provisions. Our Certificate of Incorporation contains provisions (which we refer to as the “NOL Protective Provisions”) intended to prevent certain future transfers of our capital stock which could adversely affect the ability of Fog Cutter Capital Group, Inc. (which we refer to as “FCCG”) and our Company to use FCCG’s tax net operating loss carryforwards (which we refer to as the “NOLs”) for federal and state income tax purposes and certain income tax credits. The NOL Protective Provisions generally restrict any person or entity from attempting to transfer (which includes sales, transfers, dispositions, purchases and acquisitions) any shares of our Common Stock (or options, warrants or other rights to acquire our Common Stock, or securities convertible or exchangeable into shares of our Common Stock), to the extent that such transfer would (i) create or result in an individual or entity (which we refer to as a “Prohibited Person”) becoming either a “5-percent shareholder” of our Common Stock as defined under Section 382 of the Internal Revenue Code of 1986, as amended, and related Treasury Regulations (which we refer to as “Section 382”), or the beneficial owner (as defined under the Exchange Act) of five percent (5%) or more of our Common Stock, or (ii) increase the stock ownership percentage of any existing Prohibited Person. The NOL Protective Provisions do not restrict transfers that are sales by a Prohibited Person, although they would restrict any purchasers to the extent that the purchaser is or would become a Prohibited Person. A committee of our Board of Directors comprised solely of independent directors would have the discretion to approve a transfer of stock that would otherwise violate the NOL Protective Provisions. In deciding whether to grant a waiver, the committee may seek the advice of counsel and tax experts with respect to the preservation of federal and state tax attributes pursuant to Section 382.

Authorized but Unissued Shares. The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Stock Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals. Our Certificate of Incorporation provides that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. Our Certificate of Incorporation provides that, subject to applicable law, special meetings of the stockholders may be called only by a resolution adopted by the affirmative vote of the majority of the directors then in office. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice and duration of ownership requirements set forth in our Bylaws and provide us with certain information. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers or changes in control of us or our management.

The foregoing provisions of our Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of Class A Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

In addition, in our Certificate of Incorporation, we have elected not to be governed by Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors and certain officers that may be broader than the specific indemnification provisions contained under Delaware law. Additionally, as permitted by Delaware law, our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer, except that a director or officer will be personally liable for:

●	any breach of his or her duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	any transaction from which such director or officer derived an improper personal benefit; or

●	improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

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Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of our Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor (also known as a derivative action), provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in the Court of Chancery in the State of Delaware. See also “—Exclusive Venue” above.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is VStock Transfer, LLC.

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LEGAL MATTERS

Certain legal matters with respect to the shares of our Class A Common Stock offered hereby will be passed upon by Greenberg Traurig, LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of FAT Brands Inc. as of and for the fiscal year ended December 31, 2023 incorporated by reference from our Annual Report on Form 10-K the fiscal year ended December 31, 2023 have been audited by Macias, Gini & O’Connell, LLP, independent registered public accounting firm, as set forth in their report thereon included therein. Such financial statements incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Macias, Gini & O’Connell, LLP, given on their authority as experts in auditing and accounting.

The consolidated financial statements of FAT Brands Inc. as of and for the fiscal year ended December 25, 2022 incorporated by reference from our Annual Report on Form 10-K the fiscal year ended December 31, 2023 have been audited by Baker Tilly US, LLP, independent registered public accounting firm, as set forth in their report thereon included therein. Such financial statements incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Baker Tilly US, LLP, given on their authority as experts in auditing and accounting.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement of which this prospectus forms a part, and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus, will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents that we have filed with the SEC (but excluding any information furnished to, rather than filed with, the SEC):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024;

●	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 2, 2024, the quarterly period ended June 30, 2024, filed with the SEC on August 1, 2024, and the quarterly period ended September 29, 2024, filed with the SEC on October 31, 2024;

●	Our Current Reports of Form 8-K, filed with the SEC on (i) January 10, 2024, (ii) January 12, 2024, (iii) February 6, 2024, (iv) February 20, 2024, (v) March 11, 2024, (vi) April 17, 2024, (vii) May 13, 2024, (viii) May 17 ,2024, (ix) June 14, 2024, (x) July 10, 2024, (xi) July 19, 2024, (xii) August 21, 2024, (xiii) September 23, 2024, (xiv) October 31, 2024, (xv) November 22, 2024, (xvi) November 25, 2024, (xvii) November 26, 2024, (xviii) December 12, 2024, (xix) December 30, 2024, (xx) January 7, 2025, (xxi) January 17, 2025, (xxii) January 21, 2025, and (xxiii) January 30, 2025;

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 4, 2024; and

●	The description of our Class A Common Stock contained in our registration statement on Form 8-A, filed with the SEC on October 19, 2017, as updated by “Description of the Registrant’s Securities Registered under Section 12 of the Exchange Act” filed as Exhibit 4.15 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any amendment or report filed for the purpose of updating such descriptions.

We also incorporate by reference into this prospectus the additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the completion or termination of the offering of the securities offered hereby (but excluding any information furnished to, rather than filed with, the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

You may request a copy of these filings, at no cost, by writing or calling us at the following address:

FAT Brands Inc.
9720 Wilshire Blvd., Suite 500

Beverly Hills, California 90212

(310) 319-1850

Attn: Investor Relations

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act, and have filed a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You can also review our filings with the SEC by accessing the website maintained by the SEC at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

In addition to the foregoing, we maintain a website at http://www.fatbrands.com. We make available on our website copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to such document as soon as practicable after such documents or materials are electronically filed with or furnished to the SEC. The information contained in, or accessible through, our website is not a part of, or incorporated by reference into, this prospectus. Our website content is made available for informational purposes only, and should not be relied upon for investment purposes.

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2,259,354 Shares of Class A Common Stock

FAT Brands Inc.

PROSPECTUS

   , 2025

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable in connection with the sale and distribution of the securities being registered. All fees and expenses listed below, other than the SEC registration fee, are estimates and will be paid by FAT Brands Inc.

SEC registration fee	$0	(1)
Legal fees and expenses	$10,000
Accounting fees and expenses	$10,000
Printing and transfer fees	$1,000
Total	$21,000

(1)	In accordance with Rule 415(a)(6) under the Securities Act, this Registration Statement carries over, as of the date of filing of this Registration Statement, 2,259,354 shares of Class A Common Stock previously registered under the Registrant’s registration statement on Form S-3 (File No. 333-261371) (which we refer to as the “Prior Registration Statement”), which was initially filed with the SEC on November 24, 2021 and declared effective by the SEC on February 8, 2022, remain unsold (which we refer to as the “Previously Registered Unsold Securities”). In connection with the registration of the offering and sale of the Previously Registered Unsold Securities under the Prior Registration Statement, the Registrant previously paid the applicable registration fee (which we refer to as the “Previously Paid Registration Fee”), which will continue to be applied to the Previously Registered Unsold Securities. The Registrant is offsetting any SEC registration fee that may be due under this Registration Statement by the amount of the Previously Paid Registration Fee relating to the Previously Registered Unsold Securities. Accordingly, the amount of the SEC registration fee is $0 because no additional securities are being registered in this Registration Statement.

Item 15.	Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”) permits a corporation to eliminate the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Our Second Amended and Restated Certificate of Incorporation, as amended (which we refer to as our “Certificate of Incorporation”), and our Amended and Restated Bylaws (which we refer to as our “Bylaws”), provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Certificate of Incorporation and Bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into separate indemnification agreements with each of our directors and certain officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Certificate of Incorporation and Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Certificate of Incorporation and Bylaws.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

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Item 16.	Exhibits.

Exhibit	Description
4.1	Second Amended and Rested Certificate of Incorporation of FAT Brands Inc., effective August 16, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 19, 2021)

4.2	Certificate of Amendment to Second Amended and Rested Certificate of Incorporation of FAT Brands Inc., effective August 24, 2021(incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 30, 2021)

4.3	Certificate of Amendment to Second Amended and Rested Certificate of Incorporation of FAT Brands Inc., effective December 20, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 23, 2022)

4.4	Certificate of Amendment to Second Amended and Rested Certificate of Incorporation of FAT Brands Inc., effective December 26, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 30, 2024)

4.5	Amended and Restated Bylaws of FAT Brands Inc., effective May 2, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 8, 2023)

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Macias, Gini & O’Connell, LLP

23.2	Consent of Baker Tilly US, LLP

23.5	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1)

24.1	Power of attorney for directors and officers of FAT Brands Inc. (included on the signature page of this registration statement)

107	Filing Fee Table

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Item 17.	Undertakings.

(a)	The undersigned registrant (which we refer to as the “Registrant”) hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission (which we refer to as the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act, to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or a prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or a prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on the 6th day of February, 2025.

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Name:	Kenneth J. Kuick
Title:	Co-Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth J. Kuick, as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign this Registration Statement on Form S-3 and any and all amendments to this Registration Statement (including post-effective amendments), including any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kenneth J. Kuick	Co-Chief Executive Officer and Chief Financial Officer	February 6, 2025
Kenneth J. Kuick	(Principal Executive Officer and Principal Financial and Accounting Officer )

/s/ Robert G. Rosen	Co-Chief Executive Officer and Head of Debt Capital Markets	February 6, 2025
Robert G. Rosen	(Principal Executive Officer)

/s/ Andrew A. Wiederhorn	Chairman of the Board of Directors	February 6, 2025
Andrew A Wiederhorn

/s/ John S. Allen	Director	February 6, 2025
John S. Allen

/s/ Donald J. Berchtold	Director	February 6, 2025
Donald J. Berchtold

/s/ Tyler B. Child	Director	February 6, 2025
Tyler B. Child

/s/ Lynne L. Collier	Director	February 6, 2025
Lynne L. Collier

/s/ Mark Elenowitz	Director	February 6, 2025
Mark Elenowitz

/s/ James G. Ellis	Director	February 6, 2025
James G. Ellis

/s/ Peter R. Feinstein	Director	February 6, 2025
Peter R. Feinstein

/s/ Matthew H. Green	Director	February 6, 2025
Matthew H. Green

/s/ John C. Metz	Director	February 6, 2025
John C. Metz

/s/ Carmen Vidal	Director	February 6, 2025
Carmen Vidal

/s/ Mason A. Wiederhorn	Director	February 6, 2025
Mason A. Wiederhorn

/s/ Taylor A. Wiederhorn	Director	February 6, 2025
Taylor A. Wiederhorn

/s/ Thayer D. Wiederhorn	Director	February 6, 2025
Thayer D. Wiederhorn

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